EXHIBIT 11

                     BALDOR ELECTRIC COMPANY AND AFFILIATES
                    COMPUTATION OF EARNINGS PER COMMON SHARE




                                                  THREE MONTHS ENDED
                                              -------------------------

                                                    MARCH 29  MARCH 30
                                                        1997      1996
                                                   ---------  --------
                                  (In thousands, except per share data)

          Primary

               Weighted average shares outstanding    26,249    26,897

               Dilutive stock options based on the
                 treasury stock method using the
                 average market price                    988       973
                                                    --------  --------
                    Total                             27,237    27,870
                                                    ========  ========
          Net Earnings                               $ 9,392   $ 8,327

          Per Share Earnings                          $ 0.34    $ 0.30

                                                    ========  ========
          Fully Diluted

               Weighted average shares outstanding    26,249    26,897

               Dilutive stock options based on the
                 treasury stock method using the
                 year-end market price, if higher
                 than average market price               977       949
                                                    --------  --------
                    Total                             27,226    27,846
                                                    ========  ========

          Net Earnings                               $ 9,392   $ 8,327
                                                    ========  ========

          Per Share Earnings                          $ 0.34    $ 0.30
                                                     =======    ======